UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 23, 2009
LANCE, INC.
(Exact Name of Registrant as Specified in Charter)

North Carolina	0-398	56-0292920

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

14120 Ballantyne Corporate Place, Suite 350, Charlotte, NC	28277

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 554-1421
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On February 23, 2009, the Compensation Committee of the Board of Directors adopted and approved the Lance, Inc. 2009 Three-Year Performance Incentive Plan for Officers and Key Managers (the “2009 Plan”) under the Lance, Inc. 2007 Key Employee Incentive Plan. Under the 2009 Plan, each officer of the Company participating in the Plan was assigned a target incentive based on market and peer group data. The following target incentives were assigned to the Company’s named executive officers: Mr. Singer—$1,296,000, Mr. Puckett—$330,800, Mr. Patcha—$281,300, Mr. Thompson—$247,300 and Mr. Leake—$257,000.
          In accordance with the 2009 Plan, each named executive officer was granted (i) nonqualified stock options valued at 35% of his target incentive, (ii) restricted shares of common stock valued at 30% of his target incentive and (iii) a performance award (“Performance Award”) with a target payout equal to 35% of his target incentive.
          Each stock option granted under the 2009 Plan will have an exercise price equal to $21.71 and will vest in three substantially equal installments beginning February 23, 2010. Each share of restricted stock granted on February 23, 2009 will also vest in three substantially equal installments beginning on February 23, 2010.
          Payouts under each Performance Award will be determined based on the attainment of certain predetermined goals with respect to the following performance measures: (1) average net sales for 2009 and 2010 (weighted at 30%), (2) average corporate earnings per share for 2009 and 2010 (weighted at 40%) and (3) average return on capital employed for 2009 and 2010 (weighted at 30%). With respect to each performance measure, the Compensation Committee established (1) a threshold level of performance under which each participant will be entitled to 50% of the weighted target incentive, (2) a target level of performance under which each participant will be entitled to 100% of the weighted target incentive, and (3) a maximum level of performance under which each participant will be entitled to a maximum of 250% of the weighted target incentive. Payouts with respect to the Performance Award portion of the target incentive will be calculated on a straight line basis between the threshold and target level and between the target and maximum level for net sales.
          The Performance Awards will be settled in common stock in early 2011. Two-thirds of such shares of common stock will be fully vested upon payout in 2011 with the balance vesting one year later.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANCE, INC.
Date: February 27, 2009	By:	/s/ Rick D. Puckett
Rick D. Puckett
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

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